UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

ARS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 771-9307

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SPRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2025, ARS Pharmaceuticals, Inc. (the “Company”) and certain direct and indirect subsidiaries of the Company who may become a party thereto from time to time, as guarantors (the “Guarantors”), and ARS Pharmaceuticals Operations, Inc., a wholly owned subsidiary of the Company, as the borrower (the “Borrower” and, collectively with the Guarantors, the “Credit Parties”), entered into a credit agreement (the “Credit Agreement”) with RA Capital Agency Services, LLC (as the “Administrative Agent” and as the “Collateral Agent”), and affiliates of OMERS Administration Corporation and RA Capital Management, L.P., as lenders, and such other lenders from time to time party thereto (the “Lenders”), providing for up to $250.0 million of term loans from the Lenders to the Borrower (the “Term Loans”). The proceeds of the Term Loans will be used to (i) fund research, development and other product development and commercialization activities of the Company’s products and (ii) for other general corporate purposes.

Pursuant to the terms of the Credit Agreement, the Term Loans may be advanced in four tranches. The first tranche (the “Term A Loan”) was advanced in the principal amount of $100.0 million on September 29, 2025 (“Closing Date”). The second tranche (the “Term B Loan”) in a principal amount of $25.0 million may be advanced at the Borrower’s election during the period commencing on the six-month anniversary of the Closing Date and ending no later than the one-year anniversary of the Closing Date, subject to customary conditions. The third tranche (the “Term C Loan”) in a principal amount of $25.0 million may be advanced at the Borrower’s election during the period commencing on and including the Closing Date and ending no later than the two-year anniversary of the Closing Date, subject to achieving trailing 12-month (“TTM”) net revenues for neffy of at least $100.0 million and customary conditions. The fourth tranche (the “Term D Loan”) of up to $100.0 million is uncommitted and may be advanced at the Borrower’s election, subject to the consent of all of the Lenders who agree to provide the Term D Loan and customary conditions. The Term Loans will mature on the five-year anniversary of the Closing Date (“Maturity Date”). In connection with entering into the Credit Agreement and drawing the Term A Loan, the Credit Parties entered into a security agreement and pledge agreement and delivered other customary deliverables.

The Term Loans will initially bear interest at a per annum rate of 5.50% plus the greater of (i) three-month forward-looking term SOFR or (ii) 3.00%, which interest rate may be reduced by 25 to 50 basis points based on achieving certain TTM net revenues milestones. At Borrower’s election and subject to certain conditions, 100% of accrued interest in the first two years and 50% of accrued interest in the last three years may be paid-in-kind, in which case the applicable interest rate for the Term Loans shall increase by 1.00% per annum for the portion of such Term Loans that is paid-in-kind. The Borrower will pay certain fees with respect to the Term Loans, including an upfront fee, an administration fee, a repayment premium and an exit fee, as well as certain other fees and expenses of the Administrative Agent and the Lenders.

The obligations of the Borrower under the Credit Agreement are guaranteed on a full and unconditional basis by the Company and the Guarantors and are secured by substantially all of the respective Credit Parties’ tangible and intangible assets and property, including intellectual property, subject to certain exceptions.

The Credit Agreement includes representations and warranties, affirmative covenants (including reporting obligations), negative covenants (including restrictions on making certain investments, incurring additional indebtedness, granting liens, disposing of assets, making certain payments (e.g., dividends), prepayments of other indebtedness, and failing to maintain a minimum liquidity threshold) and events of default that are usual and customary for facilities of this type, in each case, subject to certain permitted exceptions as set forth therein.

The Administrative Agent and Collateral Agent, as well as a Lender, are affiliates of RA Capital Management, L.P. (“RA Capital”). The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky, Ph.D. and Rajeev Shah are controlling persons. RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund II, L.P. collectively hold in excess of 10% of the Company’s outstanding common stock and are currently the Company’s largest stockholder. RA Capital serves as the investment adviser for each of RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund II, L.P. Dr. Kolchinsky serves as a member of the Company’s board of directors.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above with respect to the Credit Agreement and the Term Loans is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1#*	Credit Agreement, dated September 29, 2025, by and between ARS Pharmaceuticals Operations, Inc., as the borrower, ARS Pharmaceuticals, Inc. and certain of its subsidiaries from time to time party thereto as guarantors, the lenders from time to time party thereto, and RA Capital Agency Services, LLC, as administrative agent and collateral agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
*	Certain information in this exhibit is omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARS PHARMACEUTICALS, INC.

Date: September 29, 2025	By:	/s/ Richard Lowenthal
Richard Lowenthal, M.S., MSEL
President and Chief Executive Officer